UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

As of April 1, 2025, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on April 22, 2025) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of April 1, 2025 (number of shares finalized on April 22, 2025)	20,664,672	$509,324,237

Item 7.01. Regulation FD Disclosures

April 2025 Distributions

On April 22, 2025, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0200	$0.0000	$0.2000
Class S Common Shares	$0.1800	$0.0200	$0.0172	$0.1828
Class D Common Shares	$0.1800	$0.0200	$0.0051	$0.1949

The distributions for each class of Shares are payable to shareholders of record as of the open of business on April 30, 2025 and will be paid on or around May 29, 2025. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On March 24, 2025, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made to shareholders of record as of the open of business on April 30, 2025, May 30, 2025 and June 30, 2025, on or around May 29, 2025, June 27, 2025 and July 29, 2025, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of March 31, 2025, unless otherwise noted)

For the month ended March 31, 2025, the Fund’s net asset value (“NAV”) per share was $24.65, compared to $24.77 as of February 28, 2025. The Fund’s 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date returns through March 31, 2025 for Class I Common Shares were 0.33%, 1.58%, 1.58%, 9.21%, 9.20% and 8.64%, respectively (inception date was January 7, 2022).1 As of April 22, 2025, the Fund’s annualized distribution rate for Class I Common Shares, including the distribution declared on April 22, 2025 and the special distribution announced on March 24, 2025, was 9.74%.2

During the quarter ended March 31, 2025, ADS originated approximately $2.0 billion of private debt investments, with a focus on large cap issuers. The Fund’s new directly originated investments had a weighted average spread of 517 basis points. During the quarter ended March 31, 2025, approximately 100% of the Fund’s new directly originated investments funded were first lien and approximately 95% were floating rate.

As of March 31, 2025, our portfolio was approximately $17.4 billion based on fair market value across 353 portfolio companies and 54 industries. Our portfolio consisted of approximately 100% first lien debt investments and approximately 97% floating rate debt investments based on fair market value. The weighted average EBITDA of our directly originated debt investments was $263 million,3 and our portfolio’s overall weighted-average net loan-to-value, weighted average yield at amortized cost, weighted-average net leverage and interest coverage were 39%, 9.37%,4 4.7x, and 2.2x, respectively.5 As of March 31, 2025, there were six issuers on non-accrual status, which represented approximately 0.2% of the overall portfolio based on fair market value.

As of March 31, 2025, the Fund’s net leverage ratio was 0.53x,6 and we had approximately $2.6 billion of excess availability under our secured funding facilities.7

Select Recent Transaction Highlights

Curia Global

In March 2025, Apollo fully funded a $1.3 billion first lien term loan to Curia Global (“Curia”) to refinance existing 2026 maturities. Curia is a contract research, development, and manufacturing organization (CDMO) providing active pharmaceutical ingredient, manufacturing and sterile injectable fill and finish services. Leveraging our strong relationship with Curia and deep understanding of the sector, Apollo was able to lead the transaction. ADS participated in the transaction alongside other Apollo-managed investment funds.

Hargreaves Lansdown

In March 2025, Apollo participated in a £1.75 billion first lien term loan to Hargreaves Lansdown (“Hargreaves”). Hargreaves is a large UK direct-to-consumer wealth and investment platform. Apollo was engaged early in the process due to our ability to underwrite at scale and execute with speed. ADS participated in the transaction alongside other Apollo-managed investment funds.

Waystone Group

In March 2025, Apollo participated in a $575 million first lien term loan to Waystone Group (“Waystone”), a global provider of governance, risk, administration, and compliance services to investment funds. Waystone’s platform supports clients across the fund lifecycle, spanning fund formation, administration, and regulatory compliance. Apollo was invited to participate in the transaction given our expertise in the sector and ability to move quickly. ADS participated in the transaction alongside other Apollo-managed investment funds.

1.

Past performance is not indicative of future results. Total returns for periods greater than one year are annualized. For Class S common shares of beneficial interest (“Class S Common Shares”), excluding maximum upfront placement fees, ADS generated returns of 0.25%, 1.36%, 1.36%, 8.29%, 8.28%, and 7.72% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through March 31, 2025 (inception date is February 1, 2022), respectively. For Class S Common Shares, including maximum upfront placement fees, ADS generated returns of -3.25%, -2.16%, -2.16%, 4.53%, 7.00%, and 6.51% for the 1-month, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through March 31, 2025 (inception date is February 1, 2022), respectively. For Class D common shares of beneficial interest (“Class D Common Shares”), excluding maximum upfront placement fees, ADS generated returns 0.30%, 1.51%, 1.51%, 8.93%, and 12.21% for the 1-month, 3-month, year-to-date, 1-year and annualized inception-to-date periods through March 31, 2025 (inception date is July 1, 2022), respectively. For Class D Common Shares, including maximum upfront placement fees, ADS generated returns of -1.20%, 0.00%, 0.00%, 7.31%, and 11.61% for the 1-month, 3-month, year-to-date, 1-year, and annualized inception-to-date periods through March 31, 2025 (inception date is July 1, 2022), respectively. Class S Common Shares and Class D Common Shares listed as including the upfront maximum placement fees reflect the returns after the maximum upfront placement fees. No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees.

2.

The annualized distribution rate is as of April 22, 2025, and is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on April 22, 2025 and the special distribution announced on March 24, 2025 was 8.90% for Class S Common Shares and 9.49% for Class D Common Shares. The annualized distribution rate, including the distribution declared on April 22, 2025 and excluding the special distribution announced on March 24, 2025, is 8.76% for Class I Common Shares, 7.93% for Class S Common Shares and 8.52% for Class D Common Shares.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA).

4.	Excludes investments on non-accrual status.
5.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

6.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

7.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of March 31, 2025, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of March 31, 2025
Class I Common Shares	$24.65
Class S Common Shares	$24.65
Class D Common Shares	$24.65

As of March 31, 2025, the Fund’s aggregate NAV was $11.4 billion, the fair value of its investment portfolio was approximately $17.4 billion and it had approximately $6.4 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.56x. The Fund’s net leverage ratio as of March 31, 2025 was approximately 0.53x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	133,468,548	$3,280,331,702
Class S Common Shares	98,033,863	$2,410,759,076
Class D Common Shares	1,036,380	$25,480,710
Private Offering:
Class I Common Shares	269,880,695	$6,672,473,381
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	502,419,486	$12,389,044,868

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: April 22, 2025	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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